March 19, 2012

Edward Xiaolin Zhuang

Dear Edward,

Following the termination of your position as CFO and Corporate Secretary of Perfectenergy International Ltd., a Nevada Corporation (the “Company”), we would like your continued service as a financial consultant to assist us in the growth of the Company.

This letter, when executed by both parties, replaces the employment agreement, as amended, between you and the Company. This letter is intended to retain your participation as a financial consultant of the Company. The term of your role as financial consultant for the Company will be three (3) months starting from April 1, 2012 to June 30, 2012.

As compensation for your good faith efforts as a financial consultant to the Company, you will receive RMB27, 500 per month for your services. The Company shall make contributions to your statutory social welfare accounts during the term of this agreement. In addition, the Company will reimburse any business expenses you incur during the term.

Your responsibilities as the financial consultant shall include, but is not limited to:

-               assisting the Company’s accounting personnel and auditors to produce timely financial reports during the term;

-               working closely with legal counsel and relevant parties to comply with SEC reporting requirements and submit timely reports;

-               as requested by the CEO of the Company, providing assistance to the new CFO or similar personnel during his/her orientation period.

In performing these services to the Company, you will be an independent contractor and not an employee of the Company. You will not be entitled to any additional compensation other than indicated above in connection with your services hereunder. You may bind the Company or act as a principal or agent thereof.

Notwithstanding anything to the contrary, your role as the financial consultant to the Company may be terminated at any time for any or no reason by you upon seven (7) days' prior written notice to the Company, or by the Company effective immediately upon written notice to you. Upon such termination, the right to compensation hereunder will terminate subject to the Company's obligation to pay you any monthly fees earned with respect to the work performed, the Company's obligation to reimbursement of approved expenses already incurred prior to the date of such termination.

While serving as a financial consultant to the Company, you will acquire and have access to confidential or proprietary information about the Company, including but not limited to, trade secrets, methods, models, passwords, financial information and records, agreements and/or contracts between the Company and its clients, client contacts, technical materials and designs, sales promotions and campaigns, budgets, practices, concepts, strategies, methods of operation, and business projections of the Company. The foregoing shall be collectively referred to as "Confidential Information". You are aware that the Confidential Information is not readily available to the public and accordingly, you hereby agree that you will not, at anytime (whether during the term, or after termination, of this agreement), disclose to anyone (other than your counsel in the course of a dispute arising from alleged disclosure of Confidential Information or as required by law) any Confidential Information, or utilize such Confidential Information for your own benefit, or for the benefit of third parties. You agree that the foregoing restrictions shall apply whether or not any such information is marked "confidential” and regardless of the form of the information. Confidential Information does not include information that (i) s or becomes generally available to the public other than by breach of this provision or (ii) is learned from a third party who is not under an obligation of confidence to the Company or a client of the Company.

Execution of the signature block (which may be in counterparts) below shall indicate agreement o the terms outlined above. This letter is to be construed and enforced in accordance with the laws of the State of Nevada and contains the entire agreement of the parties with respect to the subject matter hereof. This letter may not be assigned by either party.

/s/ Wennan Li______________________________

Perfectenergy International Limited

By: Jack Wennan Li, President

/s/ Xiaolin Zhuang___________________________

Edward Xiaolin Zhuang